Exhibit 10.16O

June 26, 2013

Oxford Mining Company, LLC

Attn: Ms. Angela Ashcraft

544 Chestnut Street

Coshocton, OH 43812

Re:	Coal Purchase and Sale Agreement No. 10-62-04-900, dated

May 21, 2004, as amended, between Ohio Power Company

(f/k/a Columbus Southern Power Company) (“Buyer”) and Oxford

Mining Company, LLC (formerly Oxford Mining Company, Inc.) (“Seller”)

SUBJECT: AMENDMENT 2013-5

Reference is made to the above-referenced Coal Purchase and Sale Agreement, as amended (the “Agreement”), under which Seller is supplying coal to Buyer.

Effective July 1, 2013, ARTICLE I, Term and Delivery Period, Section 1.1 shall be deleted in its entirety and replaced with the following in lieu thereof:

Section 1.1. The term of this Agreement (the “Term”) shall commence on the Effective Date, and shall remain in effect until December 31, 2015, unless said Term is terminated earlier as provided elsewhere in this Agreement.

Provided this Agreement is still in effect, Buyer shall have the option to extend the Term of this Agreement (“Option Term Extension”) for an additional three (3) year period beginning January 1, 2016, and extending through December 31, 2018. Buyer shall provide Seller with notice of Buyer exercising its election of the Option Term Extension to extend the Term of the Agreement by October 1, 2014.

Except as amended herein, all other provisions of the Agreement shall remain in full force and effect. If you are in agreement with the foregoing, kindly indicate your acceptance thereof and agreement thereto by signing in the space below and returning one original to the attention of Buyer’s Fuel Contract Administration at the address provided in the Agreement.

Accepted and agreed:

/s/James D. Henry	OXFORD MINING COMPANY, LLC
James D. Henry
Vice President
Fuel, Emissions & Logistics	/s/ Charles C. Ungurean
On behalf of AMERICAN ELECTRIC POWER	Signature
SERVICE CORPORATION, as agent for
Ohio Power Company
Charles C. Ungurean
Name

President and Chief Executive Officer
Title